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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 18, 2019

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (09/17)

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Item 8.01    Other Events.
On April 18, 2019, the Board of Directors of Arotech Corporation (the “Registrant”) unanimously adopted a resolution undertaking that none of the 2,377,392 shares of the Registrant’s common stock that remained available for issuance at such date under the Registrant’s 2009 Equity Incentive Plan (the “2009 Plan”) would be issued, or otherwise reserved for issuance under any derivative securities, prior to the expiration of the 2009 Plan on June 9, 2019.
As of the date of this filing, the Registrant had 93,680 shares issued under its 2017 Non-Employee Director Equity Compensation Plan at a weighted average date-of-grant value of $2.9888 per share and 2,622,608 shares issued or subject to restricted stock units under the 2009 Plan at a weighted average date-of-grant value of $2.0234, and no stock options outstanding.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel

Dated:April 19, 2019